Exhibit 10.56

[Execution Form]

SUBORDINATED SECURED CONVERTIBLE NOTE

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

No. ____ US $___________

Datatec Systems, Inc.

SUBORDINATED SECURED CONVERTIBLE NOTE

DUE OCTOBER 3, 2004

THIS NOTE is issued by Datatec Systems, Inc., a Delaware corporation (the "Company"), pursuant to a Note Purchase Agreement dated July 3, 2003 (the "Purchase Agreement"), and is designated as its Subordinated Secured Convertible Note Due October 3, 2004 (the "Note" and together with the other notes issued pursuant to the Purchase Agreement, the "Notes"). This Note has been executed and delivered pursuant to the Purchase Agreement and is subject to the terms and conditions of the Purchase Agreement, which are, by this reference, incorporated herein and made a part hereof. In the event of any conflict between the terms of this Note and the Purchase Agreement, the Purchase Agreement shall control. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

The obligations of the Company under this Note are secured pursuant to the terms of (i) a Pledge Agreement, dated as of the date hereof (the "Pledge Agreement"), made by the Company in favor of the Holder (as such term is defined below), (ii) a Security Agreement, dated as of the date hereof, to which the Holder and the Company are parties (the "Security Agreement") and (iii) a Security Agreement, dated as of the date hereof, to which the Holder and certain of the Company's subsidiaries are parties (the "Subsidiary Security Agreement").

FOR VALUE RECEIVED, the Company promises to pay to ________________, or its permitted successors or assigns (the "Holder" and together with the holders of the other Notes, the "Holders"), on or before October 3, 2004 (the "Maturity Date"), the principal sum of ______________________________ Dollars (US $__________) (the "Principal Amount"), plus all interest and other amounts accrued hereunder.

The following provisions will apply to this Note:

1. Interest. Interest will accrue on the outstanding Principal Amount at an annual rate of 2%, accruing daily and computed on the basis of a 365-day year for the actual number of days actually elapsed from the Issue Date until the outstanding Principal Amount has been paid in full. All accrued and unpaid interest, and other amounts accrued hereon, shall be payable as provided in Section 2 below.

2. Repayment of this Note. The Company shall repay this Note by making monthly payments in the amount of ________________________ Dollars (US $__________) plus all unpaid interest and other amounts accrued hereon (each, a "Monthly Payment" and collectively, the "Monthly Payments"), beginning on January 1, 2004 (the "Initial Payment Date") and thereafter on the first day of each succeeding calendar month through and including the Maturity Date (the Initial Payment Date, each such subsequent day and the Maturity Date each being referred to herein as a "Payment Date" and, collectively, as the "Payment Dates"); provided, however, that on the Maturity Date, the Monthly Payment shall be equal to the entire Principal Amount outstanding on the Maturity Date plus all unpaid interest and other amounts accrued hereon. If any Payment Date is not a Business Day, then the related Monthly Payment shall be made on the next succeeding Business Day (and the interest otherwise payable on such Payment Date shall accrue through such Business Day).

3. Payment Options.

(a) Payment in Cash or Stock. Each Monthly Payment shall be made, at the Company's option, either (i) in cash (in which case payment of such amount shall be made on the relevant Payment Date) or (ii) in shares of Common Stock of the Company (the "Stock Payment Option"). The Company may not exercise the Stock Payment Option with respect to a Payment Date unless each of the following conditions is satisfied (or waived by the Holder in its sole and absolute discretion): (i) the Common Stock (including all shares of Common Stock issued or issuable under the Notes and the Warrants, respectively) is, on such Payment Date and, except with respect to the Initial Payment Date, on each of the twenty (20) Trading Days immediately preceding such Payment Date, listed on the Principal Market, (ii) the Registration Statement (as defined in the Registration Rights Agreement) is, on such Payment Date and, except with respect to the Initial Payment Date, on each of the twenty (20) Trading Days immediately preceding such Payment Date, effective and available to the Holders for the resale of all of the shares of Common Stock issued or issuable under the Notes and the Warrants, respectively, (iii) the Company has delivered written notice to the Holder at least two (2) Business Days prior to such Payment Date that it intends to exercise the Stock Payment Option, (iv) an Event of Default (as defined below), or an event or occurrence that, with the giving of notice or lapse of time, or both, would constitute an Event of Default, is not in effect as of such Payment Date and (v) such payment in shares of Common Stock would not violate any applicable listing requirement of the Principal Market. For purposes of this subsection 3(a), the number of Conversion Shares issuable on any date upon Conversion of the Notes shall be determined as though such Conversion were effected at the Mandatory Conversion Price, as defined below, then in effect.

(b) Mandatory Conversion. In the event that the Company validly exercises the Stock Payment Option with respect to a Monthly Payment, the Holder shall be required to use its reasonable best efforts to convert the entire dollar amount of such Monthly Payment (a "Mandatory Conversion") into shares of Common Stock (the "Mandatory Conversion Shares") at any time (and/or from time to time) during the period of twenty (20) Trading Days (the "Mandatory Conversion Period") following such Payment Date; provided, however, that if on any Trading Day occurring during the Mandatory Conversion Period, the Registration Statement is not effective and available to the Holders for the resale of all of the shares of Common Stock issued or issuable under the Notes and the Warrants, respectively (assuming the Notes are convertible at the Mandatory Conversion Price in effect at such time and without regard to any limitation on such issuance), the Mandatory Conversion Period shall be extended by one Trading Day in each such instance. Upon the valid exercise by the Company of the Stock Payment Option with respect to a Monthly Payment, the Company will be deemed to have paid the full amount of such Monthly Payment to the Holder; provided, however, that if an Event of Default (as defined below) occurs during the related Mandatory Conversion Period, and the Holder exercises its right under this Note to declare all amounts hereunder to be due and payable, any unconverted amount of such Monthly Payment shall be added to the outstanding Principal Amount of this Note. The Holder's obligation to use its reasonable best efforts to effect a Mandatory Conversion within the Mandatory Conversion Period shall not be waivable except upon the written agreement of both the Company and the Holder. If the Holder wishes to effect a Mandatory Conversion on a particular date (a "Mandatory Conversion Date"), the Holder must deliver a Notice of Conversion (as defined below) to the Company in accordance with Section 10 below. Upon delivery of a Notice of Conversion (as defined below) with respect to all or any part of a Monthly Payment, the Company shall deliver to the Holder a number of Mandatory Conversion Shares equal to the amount of such Monthly Payment or part thereof divided by the Mandatory Conversion Price in effect on the relevant Mandatory Conversion Date, and shall effect such delivery in accordance with paragraph 10 below. For purposes hereof, "Mandatory Conversion Price" means, on any date, the lesser of (i) the Optional Conversion Price (as defined below) and (ii) 90% of the Volume Weighted Average Price for the Common Stock on such date. Notwithstanding anything herein to the contrary, in the event that the Holder does not convert all of a Monthly Payment pursuant to a Mandatory Conversion during the Mandatory Conversion Period, the Holder may at any time thereafter, but prior to the Maturity Date, convert all or any part of such unconverted amount in accordance with the provisions of Section 6 below at the conversion price equal to the greater of (i) the Optional Conversion Price (as defined below) and (ii) 90% of the Volume Weighted Average Price for the Common Stock on the last day of the Mandatory Conversion Period (subject to adjustment upon stock splits, stock dividends and similar events).

4. Tax Withholding. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Note any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

5. Transfer Restrictions. This Note may not be sold or otherwise transferred by the initial Holder to a third party who is not an affiliate of the initial Holder without the consent of the Company, unless this Note is then subject to an Event of Default which has not been cured within the applicable cure period, if any. This Note has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act, and other applicable state and foreign securities laws. The Holder shall deliver written notice to the Company of any proposed transfer of this Note. In the event of any proposed transfer of this Note, the Company may require, prior to issuance of a new Note in the name of such other person, that it receive reasonable transfer documentation including legal opinions that the issuance of this Note in such other name does not and will not cause a violation of the Act or any applicable state or foreign securities laws. Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company's records as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

6. Optional Conversion. The Holder of this Note is entitled, at its option, to convert at any time and from time to time beginning on the Issue Date, the Principal Amount of this Note or any portion thereof (together with all unpaid interest and other amounts accrued hereon) (the "Optional Conversion Amount") into a number of shares of Common Stock of the Company (together with the Mandatory Conversion Shares, the "Conversion Shares") equal to such Optional Conversion Amount divided by the Optional Conversion Price (an "Optional Conversion"), and the Company shall effect delivery of such shares in accordance with the provisions of Section 10 below. For purposes hereof, "Optional Conversion Price" means $1.40, subject to adjustment as provided herein.

7. Anti-Dilution Provisions.

(a) Subject to the exclusions contained in Section 7(e) below, if during the period beginning on the Issue Date and ending on the later to occur of (i) the last day of the period of fifteen (15) full calendar months following the Issue Date or (ii) the date on which this Note has been paid or converted in full (the "MFN Period"), the Company sells any shares of its Common Stock or any Convertible Securities (as defined below) at a Per Share Selling Price (as defined below) lower than the Optional Conversion Price, then the Optional Conversion Price applicable to any subsequent conversions shall be adjusted downward to equal such lower Per Share Selling Price.

(b) For the purposes of this Section 7, the term "Per Share Selling Price" shall include the amount actually paid by third parties for each share of Common Stock. In the event a fee in excess of 6% is paid by the Company in connection with such transaction, any such excess amount shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price. "Convertible Securities" shall include rights, options, warrants or convertible securities under which the Company is or may become obligated to issue shares of Common Stock, and upon the issuance of Convertible Securities, the term "Per Share Selling Price" shall mean the exercise or conversion price thereof (in addition to the consideration received by the Company upon such sale less the excess fee amount, if any, as provided above). In case of any Convertible Security issued within the MFN Period in a Variable Rate Transaction (as defined below), the term "Per Share Selling Price" shall mean the lowest conversion or exercise price at which such securities are convertible or exercisable. In the case of Common Stock or any Convertible Security issued in an MFN Transaction where any adjustment in the number of shares of Common Stock issued or issuable pursuant to such transaction or securities occurs during the MFN Period, the term "Per Share Selling Price" shall mean the effective price at which all of the shares of Common Stock are issued or issuable. If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair market value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Company and the Investors. "Variable Rate Transaction" means a transaction in which the Company issues or sells (a) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (x) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, or (y) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such security or upon the occurrence of specified or contingent events, or (b) any securities of the Company issued or issuable pursuant to an "equity line" structure which provides for the sale, from time to time, of securities of the Company which are registered for resale pursuant to the Securities Act. "MFN Transaction" means a transaction in which the Company issues or sells any equity securities in a capital raising transaction or series of related transactions (the "New Offering") which grants to an investor (the "New Investor") the right to receive additional shares or, in the case of Convertible Securities, a decrease in the applicable conversion or exercise price, based upon future equity raising transactions of the Company on terms more favorable than those granted to the New Investor in the New Offering.

(c) If an adjustment of the Optional Conversion Price is required pursuant to paragraph (a) above, the Company shall deliver to the Holder within three (3) business days of the closing of the transaction giving rise to the adjustment (the "Delivery Date") written confirmation reflecting the adjusted Optional Conversion Price.

(d) In case of any stock split or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation, or similar adjustment affecting the Common Stock of the Company, the Optional Conversion Price shall be adjusted in a fair, equitable and reasonable manner so as to preserve the economic benefits of an Optional Conversion.

(e) This Section 7 shall not apply to (i) sales of shares of Common Stock by the Company upon conversion or exercise of any Convertible Securities outstanding prior to the Issue Date pursuant to the terms of such Convertible Securities in effect on the Issue Date; or (ii) sales of shares of Common Stock by the Company pursuant to the provisions of any stock option plan in existence on the Issue Date or a subsequently adopted and stockholder-approved employee option or similar plan.

8. Company Redemption Rights.

(a) The Company may redeem the outstanding principal of this Note at any time as a whole or in part from time to time (a "Company Redemption"), on such date or dates (each, a "Redemption Date") as the Company shall designate in writing to the Holder in the manner provided below (a "Redemption Notice"), as long as, with respect to each Company Redemption, each Redemption Condition (as defined below) is satisfied (or waived by the Holder in its sole and absolute discretion). The date on which the Company delivers a Redemption Notice to the Holder is referred to herein as the "Redemption Notice Date".

(b) Each of the following shall constitute a "Redemption Condition": (i) the Volume Weighted Average Price for the Common Stock shall exceed two hundred percent (200%) of the Optional Conversion Price on each of at least twenty (20) Trading Days occurring during the period of thirty (30) consecutive Trading Days immediately preceding the Redemption Notice Date, (ii) the Common Stock (including all shares of Common Stock issued or issuable under the Notes and the Warrants, respectively) shall be listed on the Principal Market (and trading in the Common Stock shall not have been suspended or curtailed on such market) at all times during the period beginning on the twentieth (20th) Trading Day immediately preceding the Redemption Notice Date and ending on the Redemption Date (such period being referred to herein as the "Redemption Notice Period"), (iii) the Registration Statement (as defined in the Registration Rights Agreement) shall be effective and available to the Holders for the resale of all of the shares of Common Stock issued or issuable under the Notes and the Warrants, respectively (assuming the Notes are convertible at the Mandatory Conversion Price in effect at such time and without regard to any limitation on such issuance), at all times during the Redemption Notice Period, (iv) an Event of Default (as defined below), or an event or occurrence that, with the giving of notice or lapse of time, or both, would constitute an Event of Default, shall not have occurred and be in effect on the Redemption Notice Date or the Redemption Date, (v) there shall not apply, on the Redemption Notice Date or the Redemption Date, any limitation on the issuance of Conversion Shares or Warrant Shares under the Notes or the Warrants, as the case may be, pursuant to the applicable listing requirements of the Principal Market and (vi) there shall be authorized and reserved for issuance upon Conversion of the Notes and exercise of the Warrants a number of shares of Common Stock at least equal to the number of shares of Common Stock then issuable under the Notes and the Warrants, respectively (assuming the Notes are convertible at the Mandatory Conversion Price in effect at such time and without regard to any limitation on such issuance). For purposes hereof, the number of Conversion Shares issuable on any date upon Conversion of the Notes shall be determined as though the outstanding Principal Amount thereof, together with all accrued interest, were converted at the Mandatory Conversion Price then in effect.

(c) If the Company wishes to effect a Company Redemption, in addition to the satisfaction (or waiver) of the Redemption Conditions, it must provide a Redemption Notice to the Holder, which notice shall be irrevocable upon delivery. Each Redemption Notice must specify the Redemption Date, which must be not less than fifteen (15) Trading Days nor more than twenty (20) Trading Days following the Redemption Notice Date, and (B) the portion of the Principal Amount to be redeemed, plus all unpaid interest and other amounts accrued on this Note (the "Redemption Amount"). The Holder shall be entitled to convert all or any part of the Principal Amount outstanding under this Note prior to the Company Redemption Date.

(d) Within three (3) Trading Days after the Company Redemption Date (the "Redemption Closing Date"), the Company shall pay to the Holder the Redemption Amount in cash by wire transfer of immediately available funds in accordance with the Holder's written wire transfer instructions.

9. Sufficient Shares Reserved. Without limiting the effect of any provision hereof or of the Purchase Agreement, the Company shall at all times prior to the conversion in full or payment in full of this Note reserve a sufficient number of shares of Common Stock to permit the Holder to convert the entire Principal Amount of this Note at the Mandatory Conversion Price then in effect. The Company shall take all actions necessary to give effect to the preceding sentence, including, without limitation, amending its Certificate of Incorporation to authorize additional shares of Common Stock, if necessary.

10. Conversion Procedures.

(a) The Holder may effect a Mandatory Conversion or Optional Conversion (each, a "Conversion") by submitting an executed conversion notice in the form attached hereto as Exhibit A (a "Notice of Conversion"). The Holder shall not be required to physically surrender this Note to the Company in order to effect a Conversion. The Company shall maintain a record showing, at any given time, the unpaid Principal Amount of this Note and the date of each Conversion or other payment of principal hereof. No fraction of a share or scrip representing a fraction of a share will be issued on Conversion, but the number of shares issuable shall be rounded up to the nearest whole share. A Notice of Conversion shall be deemed to be given on the Business Day (the "Conversion Date") on which the Holder faxes an executed Notice of Conversion to the Company prior to 11:59 p.m., eastern time, on such Business Day (if a Notice of Conversion is delivered on a day that is not a Business Day, or after 11:59 p.m., eastern time, such delivery shall be deemed to have occurred on the next succeeding Business Day. Facsimile delivery of the Notice of Conversion shall be accepted by the Company at facsimile number (973) 890-2888, Attn: President or Chief Executive Officer. Certificates representing Common Stock upon conversion will be delivered to the Holder within five (5) Trading Days from the Conversion Date. Delivery of shares upon Conversion shall be made to the address specified by the Holder in the Notice of Conversion or, if so requested by the Holder, and provided the Company's transfer agent is then participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, by crediting such aggregate number of Conversion Shares to the Holder's or its designee's account with DTC through its Deposit Withdrawal Agent Commission system.

(b) The Company acknowledges and agrees that a delay in the issuance of Conversion Shares beyond the five (5) Trading Day period described in Section 10(a) will result in economic loss to the Holder. As compensation to the Holder for such loss, the Company agrees to pay liquidated damages to the Holder for late issuance of Conversion Shares in accordance with the following schedule (where "Number of Trading Days Late" is defined as the number of Trading Days occurring between the fifth (5th) Trading Day immediately following the applicable Conversion Date and the date on which all of such Conversion Shares are delivered to the Holder).

Number of Trading Days Late	Liquidated Damages for Each $5,000 of Principal Amount Being Converted
1	$100
2	$200
3	$300
4	$400
5	$500
6	$600
7	$700
8	$800
9	$900
10	$1,000
More than 10	$1,000 + $200 for each Trading Day Late beyond 10 Trading Days

The Company shall pay any payments incurred under this Section 10(b) in immediately available funds upon demand. Nothing herein shall limit Holder's right to pursue injunctive relief and/or actual damages for the Company's failure to issue and deliver Conversion Shares to the Holder, including, without limitation, the Holder's actual losses incurred as a result of any "buy-in" of Common Stock necessitated by such late delivery. Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of Conversion Shares within five (5) Trading Days from the applicable Conversion Date, the Holder will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion, and in such event no late payments shall be due in connection with such withdrawn conversion.

(c) If at any time (i) the Company challenges, disputes or denies the right of the Holder to effect the Conversion of this Note or otherwise dishonors or rejects any Notice of Conversion duly delivered in accordance with this Section 10 or (ii) any holder of any of the Company's securities who is not and has never been an Affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the Holder obtains a judgment or any injunctive relief from any court or public or governmental authority that denies, enjoins, limits, modifies, delays or disputes the right of the Holder to effect the Conversion of this Note, then the Holder shall have the right, by written notice, to require the Company to redeem this Note promptly (but in no event later than the fifth (5th) Business Day following delivery of such Notice) for cash at a redemption price equal to one hundred thirty percent (130%) of (x) the outstanding Principal Amount hereof plus (y) all unpaid interest and other amounts accrued hereon (the "Holder Redemption Amount"). Under any of the circumstances set forth above, the Company shall be responsible for the payment of all costs and expenses of the Holder, including reasonable legal fees and expenses, as and when incurred in disputing any such action or pursuing its rights hereunder (in addition to any other rights of the Holder), subject in the case of clause (ii) above to the Company's right to control and assume the defense of any such action. In the absence of an injunction precluding the same, the Company shall issue Conversion Shares upon a properly noticed Conversion.

(d) The Holder shall be entitled to exercise its Conversion privileges hereunder notwithstanding the commencement of any case under the Bankruptcy Code. In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C.& 362 in respect of the Holder's Conversion privilege.

11. Note is an Unconditional Obligation. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the coin or currency or shares of Common Stock, herein prescribed. This Note is a direct obligation of the Company.

12. Merger; Consolidation; Sale of Assets. If the Company merges or consolidates with or into another corporation or sells or transfers all or substantially all of its assets to another person, then as a condition of such merger, consolidation, sale or transfer, at the option of the Holder in its sole and absolute discretion, upon written notice thereof to the Company, either (i) the Company and any such successor, purchaser or transferee must agree that this Note may thereafter be converted on the terms and subject to the conditions set forth in this Note into common stock of the successor or surviving entity (in which case appropriate adjustment shall be made to the Optional Conversion Price) or, if applicable, the Holder shall be entitled to receive the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Note was convertible at the Mandatory Conversion Price then in effect (without regard to any limitations on Conversion set forth herein) immediately before such merger, consolidation, sale or transfer, subject to such adjustments as may be necessary to preserve the economic benefits conferred by this Note on the Holder or (ii) the Company must redeem this Note promptly (but in no event later than the fifth (5th) Business Day following delivery of such notice) for cash in an amount equal to the Holder Redemption Amount.

In the event of any proposed merger, consolidation or sale or transfer of all or substantially all of the assets of the Company or similar transaction, the Company must give the Holder written notice thereof at least ten (10) Trading Days prior to the consummation of such transaction, and the Holder shall have the right to convert any or all of this Note pursuant to an Optional Conversion by delivering a Notice of Conversion to the Company within ten (10) days of receipt of such notice; provided, however, that if the Holder is obligated to effect a Mandatory Conversion during such period of ten Trading Days, it shall have the right to do so.

13. Governing Law; Jurisdiction. This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state. Each of the parties consents to the non-exclusive jurisdiction of the state and federal courts located in the City of New York, borough of Manhattan in connection with any dispute arising under this Note and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

14. Default. Any one of the following shall constitute an "Event of Default":

(a) The Company shall fail to make any payment required to be made in cash under this Note or any other Note held by an Investor (as defined in the Purchase Agreement), whether upon redemption, with respect to a Payment Date, or otherwise, and such default shall continue for a period of five (5) days from the due date therefore; or

(b) Any of the representations or warranties made by the Company herein or in any other Transaction Document, or in any agreement, certificate or financial or other written statements heretofore or hereafter furnished by the Company in connection with the execution and delivery of this Note, the Purchase Agreement or any other Transaction Document shall be false or misleading at the time made and which deficiency has had or could reasonably be expected to have a material adverse effect on the Holder or its investment in the Company; or

(c) The Company fails to issue and deliver or cause to be issued and delivered to the Holder, on or before the date on which such delivery is required to be made hereunder, Conversion Shares issuable upon a Conversion effected in accordance with the terms of this Note, free of any restrictive legend if required or permitted by the terms of this Note, the Purchase Agreement or the Registration Rights Agreement and such legend removal is otherwise lawful, and any such failure shall continue uncured for three (3) days; or

(d) The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Company under this Note, any other Transaction Document or any other Note held by an Investor and such failure shall continue uncured for a period of ten (10) days after written notice of such failure is delivered to the Company (it being understood that if the Company cannot achieve or maintain the effectiveness of the Registration Statement but continues to use its best efforts to achieve such effectiveness and otherwise complies with the terms of the Registration Rights Agreement, its failure to achieve or maintain effectiveness of the Registration Statement shall not be deemed a breach for purposes of this subsection (d), so long as the Company makes timely payment of the liquidated damages provided for in the Registration Rights Agreement); or

(e) The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

(f) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

(g) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

(h) Any money judgment, writ or warrant of attachment, or similar process in excess of Two Hundred and Fifty Thousand ($250,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

(i) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

(j) The IBM Lender, or its assigns, or any holder of other indebtedness of the Company for borrowed money (including IBM Debt) shall declare an event of default pursuant to the documents evidencing such indebtedness, or such other lender takes any other action to collect any part of such debt other than regularly scheduled payments of principal or interest or noncompliance by the Company with any of its loan covenants that continues for more than 90 days following the end of each year and for more than 45 days following each quarter, in each case with respect to noncompliance revealed by the financials disclosed at such period ends; or

(k) The Company's Common Stock shall be suspended or delisted from trading on The Nasdaq SmallCap Market for a period in excess of two (2) Trading Days;

then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole and absolute discretion, the Holder may consider this Note immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law; provided, that any payment of this Note in connection with an Event of Default shall, at the option of the Holder, be made at the Market Price of the Common Stock on the date this Note becomes due and payable pursuant to this provision multiplied by the number of shares of Common Stock which would be issued at the Mandatory Conversion Price in effect on the date this Note becomes due and payable pursuant to this provision (without regard to any limitations on such Conversion). Such payment shall be made within three (3) Trading Days of such demand, and if not paid within such period, the Company shall pay the Holder liquidated damages of 3% per month of such amount until paid, pro-rated for any partial months.

15. No Rights as Stockholder. Nothing contained in this Note shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a stockholder in respect of any meeting of stockholders or any rights whatsoever as a stockholder of the Company, unless and to the extent converted in accordance with the terms hereof.

16. Additional Restrictions. In no event shall any holder be entitled to receive shares of Common Stock upon a Conversion of this Note, in excess of that number of shares of Common Stock that, upon giving effect to such Conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its "affiliates" (as defined in Rule 405 under the Securities Act) to exceed 4.99% of the outstanding shares of the Common Stock of the Company immediately following such Conversion. For purposes of this Section 16, the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note and the Warrant purchased or held by the Holder, but shall exclude the number of shares of Common Stock that would be issuable upon (i) Conversion of any remaining, unconverted portion of this Note and (ii) exercise or conversion of the unexercised or unconverted portion of any other Securities (including, without limitation, any warrants or convertible preferred stock) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 16, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 16, in determining the number of outstanding shares of Common Stock a Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-Q or Form 10-K, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of any Holder, the Company shall immediately confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to Conversions of portions of this Note by the Holder since the date as of which such number of outstanding shares of Common Stock was reported. To the extent that the limitation contained in this Section 16 applies, the submission of a Notice of Conversion shall be deemed to be the Holder's representation that the Note is convertible, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict (i) the right of a Holder to convert the Note at such time as such conversion will not violate the provisions of this Section 16 or (ii) the right of the Company to require a Company Redemption pursuant to Section 8 above. The Holder may waive the provisions of this Section 16 as to itself (and solely as to itself) by delivering written notice thereof to the Company upon or following a change of control of the Company, and the provisions of this Section 16 shall continue to apply until such date as may be specified in such notice of waiver.

IN WITNESS WHEREOF, the Company has caused this Subordinated Secured Convertible Note to be executed by its officer thereunto duly authorized.

Dated: July 3, 2003

Datatec Systems, Inc.

By: /s/ Mark J. Hirschhorn

Name: Mark J. Hirschhorn

Title: Secretary & CFO

EXHIBIT A

SUBORDINATED SECURED CONVERTIBLE NOTE

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount of the above Note into Shares of Common Stock of Datatec Systems, Inc. according to the terms hereof and of the Note, as of the date written below.

Date of Conversion ____________________________________________________________

Specify (check one) Mandatory Conversion ___ Optional Conversion ___

Applicable Conversion Price ____________________________________________________

Accrued Interest (and other accrued amounts) _______________________________________

Number of Shares to be Issued ___________________________________________________

Name of Holder _______________________________________________________________

Authorized Signatory ____________________________________________________________

Address for Delivery of Shares or DTC

Account Number for Electronic Delivery of Shares: ___________________________________

_____________________________________________________________________________

_____________________________________________________________________________